                                   EXHIBIT 21

                          Orbital Sciences Corporation
                              List of Subsidiaries


Orbital Communications Corporation, a Delaware corporation
ORBCOMM USA, L.P., a Delaware limited partnership
Orbital Services Corporation, a Delaware corporation
ORBLINK LLC, a Delaware limited liability corporation
Magellan DIS, Inc., a Delaware corporation
Magellan Corporation, a Delaware corporation, d/b/a Magellan Systems
Corporation
Magellan Foreign Sales Corp., a Barbados corporation
MacDonald, Dettwiler Holdings, Inc., a Canadian corporation
MacDonald, Dettwiler and Associates Ltd., a Canadian corporation MacDonald, Dettwiler Technologies Ltd., a British Columbia corporation MacDonald, Dettwiler Pty Ltd., an Australian corporation
MacDonald, Dettwiler Technologies Inc., a Delaware corporation MacDonald, Dettwiler Limited, a United Kingdom corporation
MDA Services Ltd., a Canadian corporation
Triathlon Mapping Corporation, a British Columbia corporation
Earth Observation Sciences Ltd., a United Kingdom corporation
Iotek, Inc., a Nova Scotia corporation
Orbital Commercial Systems, Inc., a Virginia corporation
Orbital International, Inc., a Virginia corporation
Orbital International Services, Inc., a Virginia corporation
Orbital International Asia, Ltd., a British West Indies corporation Engineering Technologies, Inc., a Virginia corporation
Orbital Space Systems, Inc., a Virginia corporation
Ashtech USVI, a US Virgin Island corporation
Ashtech Europe Ltd., a United Kingdom corporation
Ashtech A/O, a Russian corporation